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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    We consent to the reference to our firm under the caption "experts" in the Registration Statement (Form S-3) and related Prospectus of Graphic Industries, Inc. for the registration of 54,640 shares of its common stock and to the incorporation by reference therein of our report dated March 13, 1995, with respect to the consolidated financial statements and schedule of Graphic Industries, Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 1995, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP
                                        ERNST & YOUNG LLP



  Atlanta, Georgia
  October 31, 1995